Exhibit 10.01

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (“Agreement”) is made this 29th day of December, 2004, between Full House Resorts, Inc., (“Company”) and RAM Entertainment, LLC (“Lender”).

RECITALS:

A. On or about February 15, 2002, pursuant to an Investor Agreement, by and between Lender and Company (as amended to date, the “Investor Agreement”), Lender agreed to provide the Company with a loan of $2,381,260.00 (the “Loan”).

B. The Loan is evidenced by a secured Promissory Note, dated February 15, 2002, which Promissory Note was replaced by a Secured Promissory Note, dated February 15, 2003 (the “Note”), in the principal sum of $2,381,260.00, executed by the Company in favor of Lender.

C. The Note is secured by (i) that certain Third Party Security Agreement, of even date therewith, by Company, as borrower, and Lender, as the secured party, thereunder (“Security Agreement”) The Note and Security Agreement, together with all other documents and instruments executed and delivered in connection with the Loan, are collectively referred to herein as the “Loan Documents.”

E. The Loan, subject to the Lender’s right to extend the maturity date, matured on November 15, 2004, and has not been paid, nor has demand for payment been made.

F. Lender and Company desire to resolve certain issues and disputes between them and, in furtherance thereof, enter into this Forbearance Agreement.

NOW, THEREFORE, in consideration of the Recitals, the terms, covenants and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals. The Recitals are incorporated herein by reference and are and shall be deemed to be a part of this Agreement as if fully set forth herein.

2. Acknowledgments. The Company acknowledges that:

(i)	The Recitals are true and correct.

(ii)	the Loan Documents continue to be valid and enforceable in accordance with their terms.

3. Forbearance Termination Date. For purposes of this Agreement, “Forbearance Termination Date” shall mean the date that is sixty days after the date hereof, or such later date as the parties hereto may subsequently agree in writing.

4. Lender Obligations. So long as Company performs its obligations hereunder, until the Forbearance Termination Date, Lender will forbear from exercising its remedies or declaring a default under: (a) the Loan Documents; (b) the Investor Agreement; or (c) under the Amended and Restated Limited Liability Company Agreement of Gaming Entertainment (Michigan), L.L.C. (the “Operating Agreement”), in each of the above cases, based on any existing default by Company.

5. Company Obligations. So long as Lender performs its obligations hereunder, until the Forbearance Termination Date, Company will not: (a) take any action under the Investor Agreement that would result in the termination of Lender’s equity interest in Gaming Entertainment (Michigan), L.L.C. (“GEM”), acquired pursuant to the Investor Agreement; (b) assert that Lender’s equity interest in GEM is forfeit or terminate; (c) declare a default under the Investor Agreement or the Operating Agreement; or (d) exercise any remedies under the Operating Agreement or the Investor Agreement, in each of the above cases, based on any existing default by Lender (if any).

6. Mutual Obligations. Until the Forbearance Termination Date, the parties hereto shall negotiate in good faith to resolve any and all existing disputes between them that are the subject of or related to the Investor Agreement, the Loan Documents or the Operating Agreement.

7. Loan Amendment. The Maturity Date (as defined in the Note) is hereby extended to the Forbearance Termination Date, which extension shall cause any late charges due as a result of the Default to be waived by Lender.

8. No Waiver or Amendment. Other than as expressly provided herein Lender does not waive or amend any of the provisions, terms and conditions of any of the Loan Documents. All terms, conditions and provisions of the Note, the Security Agreement and any other Loan Document shall continue in full force and effect and except as hereby amended, shall remain unaffected and unchanged, and this Agreement in no way acts as a release or relinquishment of, and in no way affects, the liens, security interests and rights created by or arising under the Security Agreement, any other Loan Document, or the priority of Lender’s security interest.

9. Miscellaneous.

(i)	Time is of the essence of this Agreement and all of the terms, provisions, covenants and conditions hereof.

(ii)	Nevada law shall govern the validity, construction, performance and effect of this Agreement, other than any amendment to the Note contained herein, which amendment shall be governed by the laws of the State of Delaware.

(iii)	If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

(iv)	This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement and supersedes all prior representations, agreements and understandings of the parties, including, without limitation, any “letter of intent,” “letter of understanding,” or similar documents. No addition to or modification of this Agreement shall be binding unless executed in writing by both parties.

(v)	This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

(vi)	This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one in the same agreement. Any signature page of this Agreement may be detached from any other counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

(vii)	The parties shall deliver any and all other instruments and documents, and shall do, and cause to be done, all additional acts, necessary or proper in order to give effect to all the terms and provisions of this Agreement.

(viii)	This Agreement is executed in connection with settlement discussions. Nothing herein may be used by either party in any litigation or dispute as against the other party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RAM Entertainment, LLC		Full House Resorts, Inc.

By:	/s/ ROBERT A. MATHEWSON	By:	/s/ BARTH F. AARON
Printed:	Robert A. Mathewson	Printed:	Barth F. Aaron

Title:	Member	Title:	Secretary/General Counsel

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